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                                                                                                     EXHIBIT 11



COMPUTATION OF NET INCOME PER SHARE                                                MIRAGE RESORTS, INCORPORATED
OF COMMON STOCK
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                                                              Three Months                  Nine Months
                                                     ---------------------------   ----------------------------
For the periods ended September 30                        1997           1996           1997           1996
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
Weighted-average shares outstanding                   178,842,310    182,787,603     178,654,609    183,669,140
Common stock equivalents                               12,689,416     12,229,002      12,163,548     12,378,975
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Weighted-average shares outstanding and
  common stock equivalents used in the
  computation of primary earnings per share           191,531,726    195,016,605     190,818,157    196,048,115
Additional common stock equivalents for
  fully diluted calculation                             2,901,362      2,199,432       3,427,230      2,049,459
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Total shares outstanding assuming full dilution       194,433,088    197,216,037     194,245,387    198,097,574
===============================================================================================================

Net income                                           $ 54,899,000   $ 48,736,000   $ 158,264,000  $ 153,922,000
Primary earnings per share                           $       0.29   $       0.25   $        0.83  $        0.79
Fully diluted earnings per share                     $       0.28   $       0.25   $        0.81  $        0.78
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